Exhibit 10.3

SERVICING AGREEMENT

by and between

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2026-1,

as Issuer

SANTANDER CONSUMER USA INC.,

as Sponsor and Administrator,

SANTANDER BANK, N.A.,

as Servicer

and

CITIBANK, N.A.,

as Indenture Trustee

Dated as of February 25, 2026

-i-	Servicing Agreement (SDART 2026-1)

TABLE OF CONTENTS

(continued)

Exhibit A	Servicing Criteria to be Addressed in Servicer’s Assessment of Compliance

-ii-	Servicing Agreement (SDART 2026-1)

THIS SERVICING AGREEMENT, dated as of February 25, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is by and between SANTANDER DRIVE AUTO RECEIVABLES TRUST 2026-1, a Delaware statutory trust (the “Issuer”), SANTANDER CONSUMER USA INC., an Illinois corporation, as sponsor (in such capacity, the “Sponsor”) and as administrator (in such capacity, the “Administrator”), SANTANDER BANK, N.A., a national banking association (“SBNA”), as servicer (the “Servicer”), and CITIBANK, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer has purchased a portfolio of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, heavy-duty trucks, SUVs and vans; and

WHEREAS, SBNA is willing to service such motor vehicle receivables and related property on behalf of the Issuer;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Sale Agreement”), by and between Santander Drive Auto Receivables LLC, as seller, and the Issuer.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for

Servicing Agreement (SDART 2026-1)

purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

CUSTODY OF RECEIVABLE FILES

SECTION 2.1 Custody of Receivable Files.

(a)  Custody. The Issuer and the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, upon the execution and delivery of this Agreement, hereby revocably appoint the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the Receivable Files, which are hereby or will hereby be constructively delivered to the Indenture Trustee (or its agent or designee), as pledgee of the Issuer pursuant to the Indenture. “Receivable File” means, with respect to each Receivable, the following documents or instruments (but only to the extent applicable to such Receivable), which may be held in tangible paper form or electronic form:

(i)

the fully executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to such Receivable, including any written amendments or extensions thereto;

(ii)

the original Certificate of Title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority, a guaranty of title from a Dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with Customary Servicing Practices, evidencing the security interest of the Originator in the Financed Vehicle; provided, however, that in lieu of being held in the Receivable File, the Certificate of Title may be held by a third party service provider engaged by the Servicer (directly or through a subcustodian) to obtain and/or hold Certificates of Title; and

(iii)	any and all other documents that the Servicer keeps on file, in accordance with Customary Servicing Practices, relating to a Receivable, an Obligor or a Financed Vehicle.

(b)  Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer. In performing its duties as custodian, the Servicer shall act in accordance with Customary Servicing Practices. The Servicer will promptly report to the Issuer and the Indenture Trustee any failure on its part to hold a material portion of the Receivable Files or to maintain its accounts, records, and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein will be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files. The Servicer may, in accordance with Customary Servicing Practices: (i) maintain all or a portion of the Receivable

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Files in electronic form and (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees (including subcustodians).

(c)  Maintenance of and Access to Records. The Servicer will maintain each Receivable File in the United States to the extent the Receivable File exists in tangible form (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 5.5). The Servicer will make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon request. The Servicer will provide access to the Receivable Files, and the related accounts records, and computer systems maintained by the Servicer at such times as the Issuer or the Indenture Trustee direct, but only upon reasonable notice and during the normal business hours at the respective offices of the Servicer.

(d)  Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer will release or cause to be released any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable. Any document so released will be handled by the Indenture Trustee with reasonable care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, has no further need therefor.

(e)  Instructions; Authority to Act. All instructions from the Indenture Trustee will be in writing and signed by an Authorized Officer of the Indenture Trustee, and the Servicer will be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

(f)  Effective Period and Termination. The Servicer’s appointment as custodian will become effective as of the Closing Date and will continue in full force and effect until terminated pursuant to this Section. If SBNA resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 6.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee, or by the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class (or, if the Notes are no longer Outstanding, by the Majority Certificateholders), in the same manner as the Indenture Trustee or such Noteholders (or Certificateholders) may terminate the rights and obligations of the Servicer under Section 6.1. As soon as practicable after any termination of such appointment, the Servicer will deliver to the Indenture Trustee (or, at the direction of the Indenture Trustee, to its agent) the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the Indenture Trustee may reasonably designate; provided, however, that with respect to authoritative copies of the Receivables constituting electronic chattel paper, the Servicer, in its sole discretion, shall either (i) continue to hold any such authoritative copies on behalf of the Issuer and the Indenture Trustee or the Indenture Trustee’s agent (provided that the Servicer has not been terminated in accordance with the provisions of this Section 2.1(f)) or (ii) deliver copies of such authoritative copies and destroy the authoritative copies maintained by the Servicer prior to its termination such that the copies delivered to the Indenture Trustee or the Indenture

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Trustee’s agent becomes the authoritative copies of the Receivables constituting electronic chattel paper.

(g)  Liability of Indenture Trustee. The Indenture Trustee shall not be liable for the acts or omissions of the Servicer, in its capacity as custodian of the Receivable Files.

ARTICLE III

ADMINISTRATION AND SERVICING OF

RECEIVABLES AND TRUST PROPERTY

SECTION 3.1 Duties of Servicer.

(a)  The Servicer is hereby appointed by the Issuer and authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables in accordance with Customary Servicing Practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, pursuing delinquencies, providing invoices or other payment information (which may be in electronic form) to Obligors, reporting any required tax information to Obligors, administering rebates and refunds to Obligors and accounting for Collections, in each case in accordance with Customary Servicing Practices, and furnishing monthly and annual statements to the Indenture Trustee with respect to distributions and performing the other duties specified herein. The Servicer is not required under the Transaction Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Transaction Documents for funds to be, and funds shall not be, held in trust for an Obligor. There are no requirements under the Receivables or the Transaction Documents for payments or disbursements to be made by the Servicer on behalf of an Obligor. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Servicer shall not be liable for any failure or delay in the performance of its obligations or the taking of any action hereunder or under any other Transaction Document (and such failure or delay shall not constitute a breach of any Transaction Document or a Servicer Replacement Event) if such failure or delay arises from compliance by the Servicer with any law or court order, the direction of a regulatory authority or regulatory guidance.

(b)  The Servicer will follow Customary Servicing Practices and will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles securing such Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a Proceeding to enforce a

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Receivable or an Insurance Policy or to commence or participate in any other Proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor, a Financed Vehicle or an Insurance Policy. If the Servicer commences a Proceeding to enforce a Receivable or an Insurance Policy, the Issuer will thereupon be deemed to have automatically assigned such Receivable or its rights under such Insurance Policy to the Servicer solely for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. If in any enforcement suit or Proceeding it is held that the Servicer may not enforce a Receivable or Insurance Policy on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable or Insurance Policy, the Issuer will, at the Servicer’s expense and direction, take steps to enforce the Receivable or Insurance Policy, including bringing suit in its name or the name of the Indenture Trustee. The Issuer will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c)  The Servicer hereby agrees that upon its resignation and the appointment of a successor Servicer hereunder, the Servicer will terminate its activities as Servicer hereunder in accordance with Section 6.1, and, in any case, in a manner which the Indenture Trustee reasonably determines will facilitate the transition of the performance of such activities to such successor Servicer, and the Servicer shall cooperate with and assist such successor Servicer.

(d)  The Servicer shall not be required to monitor whether Obligors maintain an Insurance Policy on the Financed Vehicles.

SECTION 3.2 Collection of Receivable Payments.

(a)  The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due in accordance with Customary Servicing Practices. The Servicer may, in accordance with Customary Servicing Practices, grant Permitted Modifications, but not any other extension, deferral, amendment, modification, alteration or adjustment with respect to any Receivable. The Servicer shall not extend the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period immediately prior to the Final Scheduled Payment Date for the latest maturing Class of Notes. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not be required to make any advances of funds or guarantees regarding collections, cash flows or distributions. Payments on the Receivables, including payoffs, made in accordance with the related documentation for such Receivables, shall be posted to the Servicer’s Obligor records in accordance with Customary Servicing Practices. Such payments shall be allocated to principal, interest or other items in accordance with the related documentation for such Receivables.

(b)  Subject to the second sentence of Section 3.2(a), the Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the related Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer

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for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables.

(c)  Notwithstanding anything in this Agreement to the contrary, the Servicer and its Affiliates may refinance any Receivable and deposit the full outstanding Principal Balance of such Receivable into the Collection Account. The receivable created by such refinancing shall not be property of the Issuer. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a Receivable upon the death or disability of the related Obligor or any casualty with respect to the Financed Vehicle.

(d)  Records documenting collection efforts shall be maintained during the period a Receivable is delinquent in accordance with Customary Servicing Practices. Such records shall be maintained on at least a periodic basis that is not less frequent than as prescribed by Customary Servicing Practices, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment) in accordance with Customary Servicing Practices.

(e)  The Servicer shall not be required to maintain a fidelity bond or errors and omissions policy.

SECTION 3.3 Repossession of Financed Vehicles; Sales of Deficiency Balances.

(a)  On behalf of the Issuer, the Servicer will use commercially reasonable efforts, consistent with Customary Servicing Practices, to repossess or otherwise convert the ownership of and liquidate the Financed Vehicle securing any Receivable as to which the Servicer has determined eventual payment in full is unlikely; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its sole discretion it determines that repossession will not increase the aggregate Liquidation Proceeds or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or that repossessing such Financed Vehicle would otherwise not be consistent with Customary Servicing Practices. The Servicer is authorized as it deems necessary or advisable, consistent with Customary Servicing Practices, to make reasonable efforts to realize upon any recourse to any Dealer and to sell the related Financed Vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the Financed Vehicle has suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle.

(b)  In addition, the Servicer, in its sole discretion, may in accordance with Customary Servicing Practices sell any Receivable’s Deficiency Balance. To facilitate any such sale the Servicer may, in accordance with Customary Servicing Practices, purchase (or cause a subservicer to purchase) from the Issuer such Receivable’s Deficiency Balance for a purchase price equal to the proceeds received by the Servicer in an arm’s-length transaction for the sale of such Receivable’s Deficiency Balance. Net proceeds of any such sale allocable to the Receivable will constitute Liquidation Proceeds, and the sole right of the Issuer and the Indenture Trustee with respect to any such sold Receivables will be to receive such Liquidation

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Proceeds. Upon such sale, the Servicer will mark its computer records indicating that any such receivable sold is no longer a Receivable. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the Issuer to evidence the sale of the Financed Vehicle at a public or private sale or the sale of the Receivable to the Servicer to facilitate a Deficiency Balance sale pursuant to the provisions of this Section 3.3, in each case, free from any Lien or other interest of the Issuer or the Indenture Trustee. The Servicer may, in accordance with Customary Servicing Practices, waive any Deficiency Balance.

SECTION 3.4 Maintenance of Security Interests in Financed Vehicles. The Servicer will, in accordance with Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The provisions set forth in this Section are the sole requirements under the Transaction Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the Certificate of Title with respect to a Financed Vehicle does not constitute collateral for that Receivable and merely evidences such security interest. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest created by the Receivable in the event of the relocation of a Financed Vehicle or for any other reason.

SECTION 3.5 Covenants of Servicer. Unless required by law or court order, or at the direction of a regulatory authority or in accordance with regulatory guidance, the Servicer will not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with Customary Servicing Practices, (ii) in connection with repossession or (iii) as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle.

SECTION 3.6 Servicing Fee. On each Payment Date, the Indenture Trustee on behalf of the Issuer shall pay to the Servicer the Servicing Fee in accordance with Section 8.6(a) or Section 5.4(b) of the Indenture, as applicable, for the immediately preceding Collection Period as compensation for its services. In addition, the Servicer will be entitled to retain all Supplemental Servicing Fees. The Servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds on deposit in the Collection Account and the Reserve Account during each Collection Period.

SECTION 3.7 Servicer Information. On or before the Calculation Date preceding each Payment Date, the Servicer shall provide or make available to the Administrator, all information (in electronic or hardcopy format) necessary to make the payments, transfers and distributions pursuant to this Agreement and the Indenture, as applicable, on such Payment Date. No disbursements shall be made directly by the Servicer to a Noteholder or a Certificateholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

SECTION 3.8 Annual Officer’s Certificate; Notice of Servicer Replacement Event.

(a)  The Servicer will deliver to the Issuer, with a copy to the Indenture Trustee, on or before March 30th of each year, beginning on March 30, 2027, an Officer’s Certificate, dated as

7	Servicing Agreement (SDART 2026-1)

of December 31 of the immediately preceding year, providing such information as is required under Item 1123 of Regulation AB.

(b)  The Servicer will deliver to the Issuer, with a copy to the Indenture Trustee and the Administrator, within five (5) Business Days after having obtained knowledge thereof written notice in an Officer’s Certificate of a Servicer Replacement Event. Except to the extent set forth in this Section 3.8(b), Section 6.2 and Section 5.9 of this Agreement and Section 3.12 and Section 6.5 of the Indenture, the Transaction Documents do not require any policies or procedures to monitor any performance or other triggers and events of default.

(c)  The Servicer will deliver to the Issuer, with a copy to the Administrator, on or before March 30th of each year, beginning on March 30, 2027, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria specified in Exhibit A as applicable to the Servicer during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18, or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, or such other criteria as mutually agreed upon by the Administrator and the Servicer.

SECTION 3.9 Annual Registered Public Accounting Firm Attestation.

(a)  On or before March 30th of each year, beginning March 30, 2027, the Servicer shall cause a registered public accounting firm, which may also render other services to the Servicer or to its Affiliates, to furnish to the Issuer, with a copy to the Administrator and the Indenture Trustee, each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

(b)  The Servicer, however, shall not be obligated to deliver any report described above to any Person who does not comply with or agree to the required procedures of such firm of independent certified public accountants, including but not limited to execution of engagement letters or access letters regarding such reports.

(c)  The Indenture Trustee shall not be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such engagement, and the dissemination of any such report other than pursuant to the Transaction Documents or applicable law is subject to the written consent of the accountants.

SECTION 3.10 Servicer Expenses. The Servicer will be required to pay all expenses (other than Liquidation Expenses) incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders and the Certificateholders. The Servicer will be entitled to retain an amount equal to the amount of Liquidation Expenses incurred

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during a Collection Period from Liquidation Proceeds received during such Collection Period.

SECTION 3.11 Protection of Title.

(a)  The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) in accordance with Customary Servicing Practices accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(b)  The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) its computer systems so that, from time to time after the conveyance under the Sale Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee on behalf of the Noteholders pursuant to the Indenture. Indication of the Issuer’s and the Indenture Trustee’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(c)  If at any time the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee on behalf of the Noteholders.

SECTION 3.12 Compliance with the FDIC Rule. If an FDIC Safe Harbor Compliance Event has occurred and is continuing, the Servicer (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the Bank Parties.

SECTION 3.13 Official Record. If the Sponsor is a national or state-chartered bank, so long as the Notes and the Certificates remain outstanding, this Agreement shall be treated as an official record of the Sponsor within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).

SECTION 3.14 Not Applicable to the Servicer in Other Capacities. Nothing in this Agreement shall affect any obligation the Servicer may have in any other capacity.

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ARTICLE IV

DISTRIBUTIONS

SECTION 4.1 Remittances. The Servicer shall deposit an amount equal to all Collections received by the Servicer into the Collection Account within the time, not to exceed two Business Days after its receipt thereof, necessary for the Servicer to clear any payments of Collections received; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall not be required to deposit into the Collection Account an amount equal to the Collections received during any Collection Period until noon, New York City time, on the Business Day prior to the related Payment Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) SBNA or one of its Affiliates is the Servicer, (ii) no Event of Default or Servicer Replacement Event has occurred and is continuing, (iii) Santander Holdings USA, Inc. has a long-term unsecured debt rating of at least “Baa3” from Moody’s, (iv) Santander Holdings USA, Inc. has either (x) a long-term unsecured debt rating of at least “BBB” from Fitch or (y) a short-term unsecured debt rating of at least “F2” from Fitch and (v) SBNA is a direct or indirect subsidiary of Banco Santander, S.A.; provided, further, that, at any time after an FDIC Safe Harbor Compliance Event has occurred and is continuing, the Monthly Remittance Condition shall be deemed to not be satisfied. Notwithstanding the foregoing, the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the Business Day prior to the related Payment Date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds. The Servicer may deduct from Collections all Unrelated Amounts to the extent such Unrelated Amounts have not been previously reimbursed to the Servicer or its Affiliates.

SECTION 4.2 Additional Deposits and Payments.

(a)  On the date specified in Section 3.4 of the Purchase Agreement, the aggregate Repurchase Price with respect to Repurchased Receivables repurchased from the Issuer on such date will be deposited into the Collection Account, and on the Payment Date specified in Section 7.1, the Servicer (or its designee) will deposit into the Collection Account all amounts, if any, to be paid under Section 7.1. All such deposits with respect to any such date which is a Payment Date will be made, in immediately available funds by noon, New York City time, on the Business Day immediately preceding such Payment Date related to such Collection Period.

(b)  The Indenture Trustee will, on or before the Payment Date relating to each Collection Period, withdraw from the Reserve Account the Reserve Account Draw Amount and deposit such amounts in the Collection Account in accordance with the Monthly Report.

(c)  The Indenture Trustee will, on each Payment Date, withdraw from the Reserve Account (i) all investment earnings (net of investment losses and expenses on funds on deposit in the Reserve Account during the related Collection Period) and distribute such investment earnings to the Servicer and (ii) the Reserve Account Excess Amount, if any, for such Payment Date and deposit such amount in the Collection Account.

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(d)  On or prior to the third Business Day preceding each Determination Date, the Relevant Trustee shall send a written notice, or make such information available electronically, to the Servicer and the Administrator stating the amount of investment income earned, if any, during the related Collection Period on each Trust Account maintained at the Relevant Trustee.

SECTION 4.3 Net Deposits. If the Monthly Remittance Condition is satisfied, the Servicer shall be permitted to deposit into the Collection Account by noon, New York City time, on the Business Day prior to the related Payment Date only the net amount distributable to Persons other than the Servicer and its Affiliates on such Payment Date. The Servicer (or its designees) and its Affiliates shall be permitted to pay the Optional Purchase Price pursuant to Section 7.1 net of amounts to be distributed to the Servicer (or its designees) or its Affiliates on the related Redemption Date, and accounts between the Servicer (or its designees) and such Affiliates shall be adjusted accordingly. The Administrator shall, however, account for all deposits and distributions in the Monthly Report as if the amounts were deposited and/or distributed separately.

ARTICLE V

THE SERVICER

SECTION 5.1 Representations of Servicer. The Servicer makes the following representations and warranties as of the Closing Date, on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture:

(a)  Existence and Power. The Servicer is a national banking association validly existing under the laws of the United States and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Transferred Assets.

(b)  Authorization and No Contravention. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Servicer and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement to which the Servicer is a party or by which its properties are bound, in each case, other than violations of such laws, rules, regulations, organizational documents, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, the Transaction Documents.

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(c)  No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings that will be made on a timely basis and (iii) approvals, authorizations or filings that, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents.

(d)  Binding Effect. Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e)  No Proceedings. There are no actions, suits, investigations or Proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or (ii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement.

SECTION 5.2 Indemnities of Servicer. The Servicer will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and the Issuer, respectively, under this Agreement, and hereby agree to the following:

(a)  The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee (including when performing its duties as Relevant Trustee), the Seller and the Sponsor from and against any and all costs, expenses (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or part, of any claim that the Indenture Trustee or the Owner Trustee breached its standard of care and legal fees and expenses incurred in actions against the indemnifying party), losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any sub-contractor hired by the Servicer of a Financed Vehicle.

(b)  The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee (including when performing its duties as Relevant Trustee), the Seller and the Sponsor from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through the negligence, willful misfeasance, or bad faith (other than errors in judgment) of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which it is a party, or by reason of its failure to perform its obligations or of reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party.

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(c)  Indemnification under this Section 5.2 by the Servicer (or any successor thereto pursuant to Section 6.1), with respect to the period such Person was the Servicer, will survive the termination or assignment of such Person as Servicer or a resignation by such Person as Servicer as well as the termination or assignment of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee (including when performing its duties as Relevant Trustee) and will include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to such party, without interest.

SECTION 5.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any entity (i) into which the Servicer may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which the Servicer shall be a party, or any entity succeeding to the business of the Servicer or (ii) (A) of which more than 50% of the voting stock or voting power and 50% or more of the economic equity is owned directly or indirectly by Banco Santander, S.A. and (B) which executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement, in each case, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 5.4 Limitation on Liability of Servicer and Others.

(a)  Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer will be under any liability to the Administrator, the Sponsor, the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders, except as provided under this Agreement or the other Transaction Documents, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

(b)  Except as provided in this Agreement, the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer.

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SECTION 5.5 Delegation of Duties. The Servicer (including any successor Servicer) may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Transaction Documents to any of its Affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuer and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties. For any servicing activities delegated to third parties in accordance with this Section 5.5, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.

SECTION 5.6 SBNA Not to Resign as Servicer. Subject to the provisions of Sections 5.3 and 5.5, SBNA will not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Notice of any such determination permitting the resignation of SBNA will be communicated to the Issuer and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation will become effective until a successor Servicer has assumed the responsibilities and obligations of SBNA as Servicer.

SECTION 5.7 Servicer May Own Notes. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes.

SECTION 5.8 Regulation AB. The Servicer shall cooperate fully with the Seller and the Issuer to deliver to the Seller and the Issuer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Seller or the Issuer to permit the Seller to comply with the provisions of Regulation AB and its reporting obligations under the Exchange Act, together with such disclosures relating to the Servicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Seller to be necessary in order to effect such compliance.

SECTION 5.9 Form 8-K Filings. The Servicer shall promptly notify the Seller and the Administrator, but in no event later than two (2) Business Days after its occurrence, of any Reportable Event of which the Servicer has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Seller or the Administrator has actual knowledge). Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

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SECTION 5.10 Cooperation with Voting. The Servicer hereby acknowledges and agrees that it shall cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to the terms of Section 7.6 of the Indenture.

ARTICLE VI

TERMINATION OF SERVICER

SECTION 6.1 Termination and Replacement of Servicer.

(a)  If a Servicer Replacement Event shall have occurred and be continuing, the Indenture Trustee shall, at the direction of the Noteholders representing at least a majority of the Note Balance of the Controlling Class (or, if no Notes are Outstanding, the Relevant Trustee shall, at the direction of the Majority Certificateholders), by notice given to the Servicer, the Owner Trustee, the Issuer, the Administrator and the Noteholders, terminate the rights and obligations of the Servicer under this Agreement with respect to the Receivables. In the event the Servicer is removed or resigns as Servicer with respect to servicing the Receivables, the Indenture Trustee shall, at the direction of the Noteholders representing at least a majority of the Note Balance of the Controlling Class, appoint a successor Servicer. Upon the Servicer’s receipt of notice of termination, such Servicer will continue to perform its functions as Servicer under this Agreement only until the date specified in such termination notice or, if no such date is specified in such termination notice, until receipt of such notice. If a successor Servicer has not been appointed at the time when the outgoing Servicer ceases to act as Servicer after resigning or being removed in accordance with this Section, the Indenture Trustee without further action will automatically be appointed the successor Servicer. Notwithstanding the above, the Indenture Trustee, if it is legally unable or is unwilling to so act, will appoint, or petition a court of competent jurisdiction to appoint a successor Servicer. Any successor Servicer shall be an established institution whose regular business includes the servicing of comparable motor vehicle receivables. Any expenses incurred by the Indenture Trustee in connection with the appointment of and transition to any successor Servicer will be indemnified pursuant to Section 6.7 of the Indenture.

(b)  Noteholders holding not less than a majority of the Note Balance of the Controlling Class (or, if no Notes are Outstanding, the Majority Certificateholders) may waive any Servicer Replacement Event. Upon any such waiver, such Servicer Replacement Event shall cease to exist and be deemed not to have occurred, and any Servicer Replacement Event arising therefrom shall be deemed not to have occurred for every purpose of this Agreement, but no such waiver shall extend to any prior, subsequent or other Servicer Replacement Event or impair any right consequent thereto.

(c)  If replaced, the Servicer agrees that it will use commercially reasonable efforts at its own expense to effect the orderly and efficient transfer of the servicing of the Receivables to a successor Servicer.

(d)  Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 6.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement with respect to the Receivables, and

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shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer, including indemnification obligations as set forth in Section 5.2(c). In such event, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and replacement of the Servicer, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. No Servicer shall resign or be relieved of its duties under this Agreement, as Servicer of the Receivables, until a newly appointed Servicer for the Receivables shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Agreement. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

(e)  In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of the successor Servicer out of Available Funds as it and such successor Servicer will agree; provided, however, that no such compensation will be in excess of the amount paid to the predecessor Servicer under this Agreement (unless otherwise amended in accordance with Section 8.1).

SECTION 6.2 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee (or the Relevant Trustee if no Notes are Outstanding) will give prompt written notice thereof to the Owner Trustee, the Issuer, the Administrator, the Asset Representations Reviewer and to the Noteholders and the Certificateholders at their respective addresses of record.

ARTICLE VII

OPTIONAL PURCHASE

SECTION 7.1 Optional Purchase of Trust Estate. The Servicer shall have the right at its option (the “Optional Purchase”) to purchase (and/or to designate one or more other Persons to purchase) the Trust Estate (other than the Reserve Account) from the Issuer on any Payment Date if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Pool Balance has declined to 5% or less of the Pool Balance as of the Cut-Off Date, and (ii) the sum of the Optional Purchase Price and the Available Funds for such Payment Date would be sufficient to pay the sum of (A) the Servicing Fee for such Payment Date and all unpaid Servicing Fees with respect to prior periods, (B) the Administration Fee for such Payment Date and all unpaid Administration Fees with respect to prior periods, (C) all fees, expenses and indemnities owed to the Indenture Trustee and the Owner Trustee and not previously paid, (D) interest then due on the Notes and (E) the aggregate unpaid Note Balance of all of the Outstanding Notes. To exercise such option, the Servicer (or its designee) shall deposit, subject to Section 4.3, the Optional Purchase Price into the Collection Account on the Redemption Date; provided that, at the Servicer’s option, any Collections deposited into the Collection Account after the last day of the Collection Period immediately preceding the Redemption Date may

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either be applied to reduce the amount of such deposit or remitted to the Servicer (or its designee) following the exercise of the Optional Purchase. The Servicer shall furnish written notice of its election to exercise (and/or designate one or more other Persons to exercise) the Optional Purchase to the Administrator, the Indenture Trustee and the Owner Trustee not later than ten (10) days prior to the date of the Optional Purchase. If the Servicer (or its designee) exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendment.

(a)  Any term or provision of this Agreement may be amended by the Sponsor and the Servicer, without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Seller, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

 (i)  the Sponsor or the Servicer delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

 (ii)  the Rating Agency Condition is satisfied with respect to such amendment and the Sponsor or the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)  This Agreement may also be amended from time to time by the Sponsor, the Servicer and the Indenture Trustee (when so directed by an Issuer Request), with the consent of the Noteholders evidencing not less than a majority of the Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement. For purposes of this Section 8.1, if the Sponsor and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether the Sponsor and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of the Sponsor or any Affiliate thereof to such effect.

(c)  Any term or provision of this Agreement may also be amended from time to time by the Sponsor and the Servicer for the purpose of conforming the terms of this Agreement to the

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description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the 144A Notes or the Certificates without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Seller, the Owner Trustee or any other Person; provided, however, that the Sponsor and the Servicer shall provide written notification of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee and promptly after the execution of any such amendment, the Sponsor and the Servicer shall furnish a copy of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee.

(d)  Prior to the execution of any such amendment, the Sponsor shall provide written notification of the substance of such amendment to each Rating Agency and the Owner Trustee; and promptly after the execution of any such amendment, the Sponsor shall furnish a copy of such amendment to each Rating Agency, the Owner Trustee and the Indenture Trustee; provided, notwithstanding anything herein to the contrary, that no amendment pursuant to this Section 8.1 shall be effective which adversely affects the rights, protections or duties of the Indenture Trustee (including when performing its duties as Relevant Trustee) or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(e)  Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee (if the Indenture Trustee is then the Relevant Trustee) shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s (including when performing its duties as Relevant Trustee), as applicable, own rights, duties or immunities under this Agreement.

(f)  Notwithstanding subsections (a) and (b) of this Section 8.1, this Agreement may only be amended by the Sponsor and the Servicer if (i) the Majority Certificateholders, or, if 100% of the aggregate Percentage Interests is then beneficially owned by the Sponsor and/or its Affiliates, such Person (or Persons), consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Sponsor or the Servicer or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by the Sponsor and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of the Sponsor or any Affiliate thereof to such effect. For the avoidance of doubt, no consent of the Certificateholders or delivery of any such Officer’s Certificate or Opinion of Counsel contemplated in clause (ii) of this subsection (f) shall be required in connection with an amendment to this Agreement pursuant to subsection (c) of this Section 8.1.

SECTION 8.2 Information Requests. The parties hereto shall provide any information reasonably requested by the Sponsor, the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

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SECTION 8.3 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or by electronic transmission, and addressed in each case as set forth on Schedule I to the Sale Agreement or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 8.4 Choice of Law. THIS AGREEMENT AND ALL DISPUTES, CLAIMS, CONTROVERSIES, DISAGREEMENTS, ACTIONS AND PROCEEDINGS ARISING OUT OF RELATING TO THIS AGREEMENT, INCLUDING THE SCOPE OR VALIDITY OF THIS PROVISION, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ITS STATUTE OF LIMITATIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY LAWS OR RULES OR PROVISIONS, INCLUDING ANY BORROWING STATUTE, THAT WOULD RESULT IN THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 8.5 Headings. The article and section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 8.6 Counterparts and Electronic Signature. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

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SECTION 8.7 Waivers. No failure or delay on the part of the Servicer, the Seller, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 8.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 8.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 8.11 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.12 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party hereto shall not commence or join with any other Person in commencing or institute with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

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SECTION 8.13 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

(b)  consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 8.3 of this Agreement;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 8.14 Limitation of Liability.

(a)  It is expressly understood and agreed by the parties that (i) this Agreement is executed and delivered by Computershare Delaware Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (ii) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants, undertakings and agreements by Computershare Delaware Trust Company, but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Computershare Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) Computershare Delaware Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer or any other Person in this Agreement or in the Purchase Agreement and (v) under no circumstances shall Computershare Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or under the Notes or any of the

21	Servicing Agreement (SDART 2026-1)

other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(b)  Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer; provided that the Indenture Trustee shall be responsible for its actions as Indenture Trustee hereunder and under the Indenture. Under no circumstances shall the Indenture Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.

SECTION 8.15 Third-Party Beneficiary. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and Computershare Delaware Trust Company, in its individual capacity and as Owner Trustee, shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

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22	Servicing Agreement (SDART 2026-1)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2026-1,
as Issuer

By:	Computershare Delaware Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

S-1	Servicing Agreement (SDART 2026-1)

SANTANDER CONSUMER USA INC.,
as Sponsor and Administrator

By:
Name: Craig Shmoldas Title: Vice President

SANTANDER BANK, N.A.,
as Servicer

By:
Name: Jonathan Watson Title: Treasurer and Executive Vice President

S-2	Servicing Agreement (SDART 2026-1)

CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

S-3	Servicing Agreement (SDART 2026-1)

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED IN

SERVICER’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer shall address, at a minimum, the criteria identified below as “Applicable Servicer Servicing Criteria”:

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Reference	Criteria

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.		X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.		X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.		X

A-1	Exhibit A to Servicing Agreement (SDART 2026-1)

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Reference	Criteria
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.	X
1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

A-2	Exhibit A to Servicing Agreement (SDART 2026-1)

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Reference	Criteria
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

A-3	Exhibit A to Servicing Agreement (SDART 2026-1)